UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2023, Invesco REIT Operating Partnership LP (the “Operating Partnership”), Invesco Real Estate Income Trust Inc., as parent guarantor, the subsidiary guarantors party thereto, and Bank of America, N.A., as administrative agent, a lender, and letter of credit issuer (the “Lender”) entered into the Fourth Amendment to Revolving Credit Agreement (the “Fourth Amendment to the Credit Facility”), which amends that certain revolving credit agreement evidencing the Operating Partnership’s $100 million revolving credit facility with the Lender, dated January 22, 2021, as amended by that certain Waiver and First Amendment to Revolving Credit Agreement dated as of March 25, 2021, that certain LIBOR Transition Amendment dated as of January 21, 2022, that certain Second Amendment to Revolving Credit Agreement dated as of January 21, 2022, and that certain Third Amendment to Revolving Credit Agreement dated as of February 1, 2023 (as amended, and as may be further amended, modified or supplemented from time to time, the “Revolving Credit Facility”).

The Fourth Amendment to the Credit Facility, among other things, extends the term of the Revolving Credit Facility to September 6, 2024 and grants an option to the Operating Partnership to extend the term to September 5, 2025, subject to certain conditions and payment of an extension fee. In addition, the Fourth Amendment to the Credit Facility modifies the credit spread adjustment, certain fee calculations, and financial covenants related to the Consolidated Group’s (as defined in the Revolving Credit Facility) minimum fixed charge coverage ratio and minimum tangible net worth, and also provides the ability for the Operating Partnership to request an increase to the Credit Facility size, up to $150 million, subject to certain increase conditions specified in the Revolving Credit Facility documentation.

The summary of the Fourth Amendment to the Credit Facility set forth above does not purport to be a complete summary of the terms thereof and is qualified in its entirety by the Fourth Amendment to the Credit Facility, a copy of which is filed herewith and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fourth Amendment to Revolving Credit Agreement, dated September 8, 2023, by and among Invesco REIT Operating Partnership LP, Invesco Real Estate Income Trust Inc., Bank of America, N.A. and the other parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ R. Lee Phegley Jr.
R. Lee Phegley Jr.
Chief Financial Officer

Date: September 13, 2023